EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

Form	Registration Number	Date
S-4/A	333-121670	12/27/2004

of our report dated March 19, 2008, with respect to the consolidated financial statements and schedule of Foundation Coal Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

March 19, 2008

Baltimore, Maryland